Exhibit 99.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-161147 and 333-169477) and the Registration Statements on Form S-8 (Nos. 333-96675, 333-121823, 333-131371, 333-181505 and 333-189291) of Pepco Holdings, Inc. of our report dated February 28, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to discontinued operations described in Note 19, which is as of August 30, 2013, and the revision to prior period financial statements described in Note 2, which is as of August 6, 2013, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.3 to this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Washington, D.C.

August 30, 2013